EQUITY SETTLEMENT AGREEMENT

      This EQUITY SETTLEMENT AGREEMENT (this "AGREEMENT") is dated as of February 15, 2007, and is between DLI Holding Corp., a Delaware corporation (the "COMPANY"), DLI Holding LLC, a Delaware limited liability company ( the "LLC") and William McMenemy ("MCMENEMY").

      WHEREAS, pursuant to Section 5 of the Transition Arrangements Agreement, dated as of August 15, 2005, among the parties hereto, the LLC distributed
571.42 shares of common stock of the Company (the "COMPANY STOCK") in full liquidation of the Common Units of the LLC purchased by McMenemy (as contemplated by Section 7.2(c) of the Limited Liability Company Agreement of the LLC, dated January 27, 2005) (the "LLC AGREEMENT");

      WHEREAS, the Company notified McMenemy pursuant to Section 5 of the Transition Arrangements Agreement that it desired to purchase all of McMenemy's Company Stock pursuant to Section 3.1 of the Stockholders Agreement, dated as of January 27, 2005, among the Company, the LLC and those employees of the Company or its subsidiaries listed on Schedule A thereto, but the Company and McMenemy agreed that in light of the circumstances of the Company, such purchase would be deferred;

      WHEREAS, the Company now desires to effect the deferred repurchase referred to above;

      WHEREAS, pursuant to Section 4(a) of the Rollover Stock Option Agreement, dated as of January 27, 2005, between the Company and McMenemy, the Company also desires to repurchase McMenemy's options at the prices set forth on Schedule A; and

      WHEREAS, in connection with the transactions contemplated hereby, McMenemy is willing to (i) forfeit the 5,454.42 Operating Units, as such term is defined in the LLC Agreement, and for such Operating Units to be cancelled, (ii) release the Company, the LLC and each of their affiliates from any and all obligations and liabilities to McMenemy with respect to the options, the Company Stock, the Operating Units or otherwise with respect to any other interests in equity or equity rights in respect of the Company, the LLC or any of their affiliates and
(iii) resign from all board memberships and other positions held by him with the Company and its affiliates.

      NOW, THEREFORE,

      1. Representations and Warranties. McMenemy hereby represents and warrants that he has valid legal title to the Company Stock, and that the Company Stock is free and clear of any liens, pledges, encumbrances, security interests or other claims of any type or nature whatsoever. McMenemy represents and warrants that he has full power and authority to sell, transfer and deliver the Company Stock to the Company, and upon such sale, transfer and delivery, the Company shall acquire valid, lawful title to the Company Stock free and clear of any liens, pledges, encumbrances, security interests or other claims of any type or nature whatsoever.

      2. Share Repurchase. McMenemy hereby agrees to sell to the Company, and the Company hereby agrees to purchase from McMenemy, the Company Stock for an aggregate purchase price of $20,000. Such purchase and sale shall be effective on the date hereof and McMenemy and the Company hereby agree and acknowledge that on the date hereof, the Company shall pay such amount to McMenemy and the Company's records shall reflect that the shares are no longer owned by McMenemy.

      3. Option Cash Out. The Company hereby exercises its right to repurchase McMenemy's options pursuant to Section 4(a) of the Rollover Stock Option Agreement. McMenemy and the Company hereby agree and acknowledge that on the date hereof, the Company shall pay to McMenemy $1,222,379.30, which is an amount equal to (i) $2,000,259.38, which represents the difference between $32.72 (which the parties agree shall be the deemed fair market value of a share of common stock of the Company for purposes of this Section 3) and the exercise prices of the options identified on Schedule A multiplied by the number of shares as to which such options relate, less (ii) applicable tax withholding obligations of $777,880.08. McMenemy and the Company hereby agree and acknowledge that from the date hereof the options have no further force or effect.

      4. Cancellation of Operating Units. Notwithstanding anything in the LLC Agreement or otherwise to the contrary, McMenemy hereby waives all rights in respect of the Operating Units and forfeits such Operating Units to the LLC.

      5. Release. McMenemy hereby releases the Company, the LLC and each of their affiliates from any and all obligations and liabilities to McMenemy with respect to the options, the Company Stock, the Operating Units or otherwise with respect to any other interests in equity or equity rights in respect of the Company, the LLC or any of their affiliates. Without limiting the generality of the forgoing, McMenemy agrees that from the date hereof he shall have no rights under the LLC Agreement, the Stockholders Agreement, the Registration Rights Agreement, dated January 27, 2005, and the Rollover Stock Option Agreement, and that such agreements and any schedules appended thereto may be amended in the discretion of the parties thereto (other than McMenemy) as they shall deem necessary or appropriate to reflect the transactions contemplated by this Agreement. The Company and the LLC and each of their affiliates hereby release McMenemy from any and all obligations and liabilities to the Company and/or the LLC with respect to the options, the Company Stock, the Operating Units or otherwise with respect to any other interests in equity or equity rights in respect of the Company, the LLC or any of their affiliates.

      6. Board Resignation. Effective as of the date hereof, McMenemy hereby resigns from all board memberships and other positions held by him with the Company and its affiliates.

      7. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, McMenemy the Company, and the LLC have executed this Agreement as of the date set forth above.

                                             DLI HOLDING CORP

                                             By:
                                                ------------------------
                                                Name:
                                                Title:


                                             DLI HOLDING LLC

                                             By:
                                                ------------------------
                                                Name:
                                                Title:


EXECUTIVE


------------------------
Name: William McMenemy

                                   SCHEDULE A

     NUMBER OF           EXERCISE            SPREAD             AGGREGATE
      OPTIONS              PRICE              VALUE            SPREAD VALUE
     --------             ------             ------           -------------
       21,819             $18.65             $14.07             $306,993.33
       15,273             $ 8.97             $23.75             $362,733.75
        7,224             $ 9.08             $23.64             $170,775.36
        8,046             $22.17             $10.55              $84,885.30
        2,514             $19.28             $13.44              $33,788.16
       12,250             $19.71             $13.01             $159,372.50
       42,249             $20.12             $12.60             $532,337.40
       25,446             $18.99             $13.73             $349,373.58
      -------                                                 -------------
      134,821                                                 $2,000,259.38

Withholding Obligations:

            Federal Income Tax:     $600,090.78

            Social Security         $  1,766.48

            Medicare                $ 29,003.76

            State Taxes:            $147,019.06

            TOTAL:                  $777,880.08

TOTAL CASH PAYMENT:                                                $1,222,379.30